SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): September 3, 1996



                            TRANSOCEAN OFFSHORE INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



         1-7746                                        72-0464968
(Commission File Number)                    (IRS Employer Identification No.)



4 Greenway Plaza, Houston, Texas                          77046
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (713) 871-7500



                          Sonat Offshore Drilling Inc.
                  (Former name, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On September 3, 1996, Transocean Offshore Inc., formerly known as Sonat Offshore Drilling Inc. (the "Company"), acquired 50,857,948 shares of Transocean ASA ("Transocean"), which constitutes approximately 94% of the outstanding Transocean shares. Such Transocean shares were acquired from the public shareholders of Transocean pursuant to an exchange offer (the "Exchange Offer") providing for consideration of 0.53 shares of Company common stock for each of 43,248,358 Transocean shares (subject to payment of cash in lieu of fractional shares) and $27.25 for each remaining Transocean share. A total of 22,920,840 shares of Company common stock and $207,405,228 in cash was delivered by the Company in exchange for the tendered Transocean shares pursuant to the Exchange Offer. The cash portion of such consideration was funded from the Company's available cash resources and borrowings under the Company's Secured Credit Agreement, dated as of July 30, 1996 (the "Credit Agreement"), among ABN Amro Bank N.V., Houston Agency, as Agent, Bank of Montreal, Houston Agency, The Fuji Bank Limited, Royal Bank of Canada and Wells Fargo Bank (Texas), National Association, as Co-Agents, and SunTrust Bank, Atlanta, and Credit Lyonnais, New York Branch, as Documentation Agents. Pursuant to the requirements of Norwegian law, the Company intends to commence in the near future an offer (the "Mandatory Offer") to acquire the remaining publicly-held Transocean shares for $28.74 per share in cash.

         Transocean, a Norwegian company based in Tananger, Norway, is a major offshore drilling company and also operates two other business segments: (i) oil and gas platform drilling and well intervention and (ii) oil services engineering and construction.

         In connection with the consummation of the foregoing acquisition, on September 3, 1996, the Certificate of Incorporation of the Company was amended to increase the authorized number of shares of Company common stock to 150,000,000 and to change the name of the Company to Transocean Offshore Inc.

Item 7.   Financial Statements and Exhibits

         (a) Financial statements of business acquired.

         The financial statements of Transocean for each of the three years ended December 31, 1995, and for the three-month periods ended March 31, 1996 and 1995, are filed as Exhibit 99.1 hereto.

         (b) Pro forma financial information.

         The following Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 1996 and the Unaudited Condensed Pro Forma Combined Statements of Operations for the six-month period ended June 30, 1996 and the year ended December 31, 1995 have been prepared to illustrate the estimated effects of the combination of the Company and Transocean (the "Combination") pursuant to the Exchange Offer, the Mandatory Offer and the anticipated compulsory acquisition under Norwegian law (the "Compulsory Acquisition") of any remaining publicly-held Transocean shares applying U.S. GAAP under the purchase method of accounting. Allocations of purchase price have been determined based on preliminary estimates of fair values and are subject to change. The Unaudited Condensed Pro Forma Combined Balance Sheet as of June 30, 1996 was prepared as if the Combination were consummated on June 30, 1996. The Unaudited Condensed Pro Forma Combined Statements of Operations for the six-month period ended June 30, 1996 and the year ended December 31, 1995 were prepared as if the Combination were consummated as of January 1, 1995. The Unaudited Condensed Pro Forma Combined Financial Statements are based on the historical consolidated financial statements of the Company and Transocean giving effect to the Combination under the assumptions and adjustments outlined in the accompanying Notes to Unaudited Condensed Pro Forma Combined Financial Statements.

         The Unaudited Condensed Pro Forma Combined Financial Statements reflect a total purchase price, including direct transaction costs, of $1,497,632,000, which is calculated based on the average of the closing prices of Company common stock over the five-day period commencing two days before May 20, 1996, the date on which the revised offering price was announced, assuming 50,857,948 shares of

Transocean Stock were exchanged for 22,920,840 shares of Company common stock and $207,405,288 in cash. In addition, it is assumed that $28.74 is paid for each remaining share of Transocean under the Mandatory Offer and any required Compulsory Acquisition.

         The Unaudited Condensed Pro Forma Combined Financial Statements have been prepared applying U.S. GAAP. The financial statements of Transocean have been converted from Norwegian GAAP to U.S. GAAP and translated into U.S. dollars for purposes of this presentation (see Note 1 to the Unaudited Condensed Pro Forma Combined Financial Statements). Norwegian GAAP differs in certain significant respects from U.S. GAAP. A reconciliation of net income (loss) and shareholders' equity of Transocean from Norwegian GAAP to U.S. GAAP is presented in Note 34 to the Consolidated Financial Statements of Transocean and Note 5 to the Condensed Consolidated Financial Statements of Transocean included as
Exhibit 99.1 to this Report.

         The Unaudited Condensed Pro Forma Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would actually have been if the Combination had in fact occurred on the dates indicated or to project the financial position or results of operations for any future date or period. Although the Company expects to realize cost reductions from the Combination, no effect has been given in the Company's Unaudited Condensed Pro Forma Combined Financial Statements to any such benefits. The Unaudited Condensed Pro Forma Combined Financial Statements should be read in conjunction with the notes thereto and the consolidated financial statements of the Company and Transocean and the related notes thereto contained in the Company's reports and registration statement filed with the Securities and Exchange Commission during 1996 prior to the date hereof.

              Unaudited Condensed Pro Forma Combined Balance Sheet
                               As of June 30, 1996

                                                         Historical                Pro Forma
                                                 ------------------------  --------------------------
                                                 Company    Transocean(1)  Adjustments       Combined
                                                 -------    -------------  -----------       --------
                                                            (U.S. Dollar amounts in thousands)

Cash and Cash Equivalents .....................  $  60,431    $  41,754   $   314,445 (4)    $   102,185
                                                                             (299,445)(2b)
                                                                               (6,000)(2c)
                                                                               (6,000)(3)
                                                                               (3,000)(5)
Accounts and Notes Receivable .................     72,894       80,366                          153,260
Other Current Assets ..........................     28,661       18,335                           46,996
                                                 ---------   ----------    -----------       -----------
    Total Current Assets ......................    161,986      140,455                          302,441
Property and Equipment, net ...................    370,229      488,422       414,478 (2e)     1,273,129
Goodwill and Intangibles ......................                               736,506 (2f)       736,506
Other Assets ..................................     42,301       21,977         3,000 (5)         67,278
                                                 ---------   ----------    -----------       -----------
Total Assets ..................................  $ 574,516   $  650,854    $ 1,153,984       $ 2,379,354
                                                 =========   ==========   ============       ===========

Current Liabilities ...........................  $  62,491   $  112,548   $    27,000 (4)    $   202,039
Long-Term Debt ...............................      30,000      111,096       287,445 (4)        428,541
Deferred Taxes and Other Credits ..............     84,278        8,514        66,048 (2g)       158,840
Stockholders' Equity ..........................    397,747      418,696      (418,696)(2d)     1,589,934
                                                                            1,198,187 (2a)
                                                                               (6,000)(3)
                                                 ---------   ----------    -----------       -----------
Total Liabilities and Stockholders' Equity ....  $ 574,516   $  650,854   $ 1,153,984        $ 2,379,354
                                                 =========   ==========   ============       ===========

See accompanying notes to the Unaudited Condensed Pro Forma Combined Financial Statements.

         Unaudited Condensed Pro Forma Combined Statement of Operations
                     For the Six Months Ended June 30, 1996

                                                  Historical                Pro Forma
                                           ------------------------  -----------------------
                                           Company    Transocean(1)  Adjustments   Combined
                                           -------    -------------  -----------  ----------
                                    (U.S. Dollar amounts in thousands, except per share amounts)

Operating Revenues .....................   $ 190,101   $ 182,757                  $ 372,858
                                           ---------   ---------    ---------     ---------
Costs and Expenses
     Operating and Maintenance .........     123,328     137,337                    260,665
     Depreciation and Amortization .....      12,358      23,730   $  11,233 (6)     47,321
     General and Administrative ........      10,230      15,771                     26,001
                                           ---------   ---------   ---------      ---------
                                             145,916     176,838      11,233        333,987
                                           ---------   ---------   ---------      ---------
Operating Income .......................      44,185       5,919     (11,233)        38,871
Other Income (Expense), Net ............      13,221      27,840      (9,066)(7)     31,995
                                           ---------   ---------                  ---------
Income (Loss) from Continuing Operations
     Before Taxes ......................      57,406      33,759     (20,299)        70,866
Income Taxes ...........................      20,104         534      (3,106)(8)     17,532
                                           ---------   ---------   ---------      ---------
Income (Loss) from Continuing Operations   $  37,302   $  33,225   $ (17,193)     $  53,334
                                           =========   =========   ==========     =========
Income (Loss) from Continuing Operations
     per Common Share ..................   $    1.31   $    0.62                  $    1.04
                                           =========   =========                  =========
Weighted Average Shares Outstanding ....      28,455      53,343                     51,376(9)
                                           =========   =========                  =========

See accompanying notes to the Unaudited Condensed Pro Forma Combined Financial Statements.

              Unaudited Condensed Pro Forma Combined Statement of Operations
                               For the Year Ended December 31, 1995

                                                         Historical                         Pro Forma
                                                 ---------------------------     ------------------------------
                                                 Company      Transocean(1)       Adjustments          Combined
                                                 -------      --------------     -------------         --------
                                             (U.S. Dollar amounts in thousands, except per share amounts)

Operating Revenues..........................   $   322,658     $     348,112                          $ 670,770

Costs and Expenses
     Operating and Maintenance..............       222,367           268,259                            490,626
     Depreciation...........................        26,995            49,608      $     24,812 (6)      101,415
     General and Administrative.............        21,208            36,924                             58,132
                                               -----------      ------------      ------------        ---------
                                                   270,570           354,791            24,812          650,173
                                               -----------      ------------      ------------        ---------
Operating Income (Loss).....................        52,088            (6,679)          (24,812)          20,597
Other Income (Expense), Net.................        23,061             7,337           (19,360)(7)       11,038
                                               -----------      ------------      ------------        ---------
Income (Loss) from Continuing Operations
     Before Taxes...........................        75,149               658           (44,172)          31,635
Income Taxes................................        28,201               405            (7,213)(8)       21,393
                                               -----------      ------------      ------------        ---------
Income from Continuing Operations...........   $    46,948     $         253      $    (36,959)        $ 10,242
                                               ===========     =============      ============        =========
Income from Continuing Operations per
     Common Share...........................   $      1.65     $        0.01                           $   0.20
                                               ===========     =============                           ========
Weighted Average Shares Outstanding.........        28,374            52,550                           51,295(9)
                                               ===========     =============                           ========


See accompanying notes to the Unaudited Condensed Pro Forma Combined Financial Statements.

      Notes to Unaudited Condensed Pro Forma Combined Financial Statements

         (1) The Unaudited Condensed Pro Forma Combined Financial Statements have been prepared applying U.S. GAAP. The financial statements of Transocean have been converted from Norwegian GAAP to U.S. GAAP and translated into U.S. dollars for purposes of this presentation at a rate of $1.00 = Nkr 6.501 as of June 30, 1996 and using the weighted average rates of exchange for the six-month period ended June 30, 1996 and for the year ended December 31, 1995 of $1.00 = Nkr 6.464 and 6.329, respectively. Norwegian GAAP differs in certain significant respects from U.S. GAAP. A reconciliation of net income (loss) and shareholders' equity of Transocean from Norwegian GAAP to U.S. GAAP is presented in Note 34 to the Consolidated Financial Statements of Transocean and Note 5 to the Condensed Consolidated Financial Statements of Transocean included as Exhibit 99.1 to this Report. Certain reclassifications have been made to conform the Transocean historical financial statements to the pro forma presentation. Such reclassifications have no effect on total stockholders' equity or net income
(loss) from  continuing  operations.

         (2) To reflect the purchase of 100% of the outstanding shares of Transocean for a total consideration of $1,497,632,000, assuming 50,857,948 shares of Transocean were exchanged for 22,920,840 shares of Company common stock and $207,405,228 in cash. In addition, it is assumed that $28.74 will be paid for each remaining share of Transocean under the Mandatory Offer and any required Compulsory Acquisition. The value of Company common stock issued in the Combination was calculated based on $52.275, which was the average of the closing prices of Company common stock over the five-day period commencing two days before May 20, 1996, the date on which the revised offer was announced.

                                                  ($ in thousands)
                                                  ----------------

(a)    Company common stock issued.............      $1,198,187
(b)    Cash consideration paid.................         299,445
                                                     ----------
          Total consideration to be paid.......       1,497,632
(c)    Direct transaction costs................           6,000
                                                     ----------
          Total purchase price.................      $1,503,632
                                                     ==========

         The purchase price will be allocated based upon estimated fair values of the Transocean assets and liabilities. For purposes of the Unaudited Condensed Pro Forma Combined Financial Statements, the purchase price has been allocated as follows:

                                                  ($ in thousands)
                                                  ----------------
(d)    Historical net book value of
       Transocean.............................       $  418,696
(e)    Fair value adjustment of property
       and equipment, net.....................          414,478
(f)    Excess of purchase price over the
       sum of fair value of identifiable
       assets acquired less liabilities
       assumed................................          736,506
(g)    Adjustment for related deferred income
       taxes payable..........................          (66,048)
                                                     ----------
        Total purchase price..................       $1,503,632
                                                     ==========

         (3) To record costs directly associated with the issuance of Company common stock.

         (4) To record financing obtained in connection with the Combination including $15 million of related costs, consisting of $6 million in direct transaction costs, $6 million in costs directly associated with the issuance of Company common stock, and $3 million in debt refinancing costs.

         (5) To record costs directly associated with financing obtained in connection with the Combination.

         (6) To record additional depreciation expense and amortization of goodwill resulting from the allocation of the purchase price. The pro forma adjustment assumes estimated remaining useful lives ranging from 6 to 24 years for depreciation and a 40-year amortization period for goodwill.

         (7) To adjust interest expense, including amortization of debt issuance costs, assuming that the additional financing was obtained as of January 1, 1995. Interest expense has been calculated using an interest rate of 6.056%, based on the 3-month LIBOR rate of 5.656% as of September 12, 1996 plus a margin of .40% and assumes principal repayments of $40.5 million over the pro forma period as required by the Credit Agreement. A one-half percent change in interest rates would impact interest expense in the amount of approximately $2 million over the 18-month pro forma period.

         (8) To record income tax expense on the effect of the pro forma adjustments to depreciation and interest expense. The Norwegian statutory income tax rate of 28% has been used. Goodwill amortization has been treated as a permanent difference for income tax purposes; therefore, it does not give rise to an income tax effect.

         (9) Weighted average shares outstanding as if the 22.9 million shares to be issued by the Company in consideration of the Transocean shares had taken place on January 1, 1995.

         (c)  Exhibits.

         The Index to Exhibits to this Report is incorporated herein by reference.

                                    SIGNATURE
                                   -----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TRANSOCEAN OFFSHORE INC.



                                           By   /s/ Robert L. Long
                                                -------------------------
Date: September 18, 1996                        Robert L. Long
                                                Senior Vice President

                               INDEX TO EXHIBITS


Exhibit No.    Description
- -----------    -----------

23.1           Consent of Coopers & Lybrand ANS -- filed herewith

99.1           Report  of  Coopers  &  Lybrand  ANS and  Consolidated  Financial
               Statements of Transocean for each of the three years ended December 31, 1995 and (unaudited) for the three-month periods ended March 31, 1996 and 1995 -- incorporated by reference from pages F-29 through F-77, inclusive, of the Company's Registration Statement on Form S-4 (No. 333-09105)